Exhibit 99.1

                             TITAN CORPORATION
                      SUMMARIZED FINANCIAL INFORMATION
                                (Unaudited)
                                                        November 30, 1998
                                                        -----------------
Current Assets                                              $ 118,147,000

Non Current Assets                                             71,360,000
                                                            -------------

           Total Assets                                     $ 189,507,000
                                                            =============

Current Liabilities                                         $  42,764,000

Non Current Liabilities                                        88,304,000

Stockholders' Equity                                           58,439,000
                                                            -------------

           Total Liabilities & Stockholders' Equity         $ 189,507,000
                                                            =============

                                        Two Months Ended      Eleven Months Ended
                                        November 30, 1998      November 30, 1998
Revenues                                 $   51,134,000         $  272,451,000

Gross Profit                                 12,184,000             63,900,000

Income from Continuing Operations
Before Cumulative Effect of
Change in Accounting Principle                3,338,000              9,348,000

Net Income                                    3,338,000            (13,724,000)